Preliminary Pricing Supplement No. 17,590

Registration Statement Nos. 333-293641; 333-293641-01

Dated July 23, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Auto-Callable Notes due August 7, 2031

Based on the Worst Performing of the Common Stock of Johnson & Johnson, the Common Stock of Altria Group, Inc. and the Common Stock of The Procter & Gamble Company

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement, tax supplement and prospectus, as supplemented or modified by this document. The notes do not provide for the regular payment of interest.

￭Contingent coupon. The notes will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its initial level adversely affect your return on the notes, even if the other underliers have appreciated or have not declined as much.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$
Underliers:

Johnson & Johnson common stock (the “JNJ Stock”), Altria Group, Inc. common stock (the “MO Stock”) and The Procter & Gamble Company common stock (the “PG Stock”). We refer to each of the JNJ Stock, the MO Stock and the PG Stock as an underlying stock.

Strike date:	August 4, 2026
Pricing date:	August 4, 2026
Original issue date:	August 7, 2026
Final observation date:	August 4, 2031, subject to postponement for non-trading days and certain market disruption events
Maturity date:	August 7, 2031
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $967.20 per note, or within $55.00 of that estimate. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per note	$1,000	$	$
Total	$	$	$

(1)The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $ per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes. MS & Co., an affiliate of the Issuer, may pay a third party data analytics provider a fee of $0.50 for each note sold in this offering. MS & Co. is obtaining these analytics at the request of the third party dealer involved with this offering with the third party dealer also designated as a permitted user of the relevant analytics. The Issuer and MS & Co. make no representations or warranties as to use or fitness of the analytics and MS & Co. specifically disclaims liability relating to the analytics. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Terms continued from the previous page
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed. The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period
Contingent coupon:

A contingent coupon at an annual rate of 8.25% will be paid on the notes on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent quarterly coupon with respect to the final observation date, if payable.

Coupon barrier level:

With respect to the JNJ Stock, $ , which is 80% of its initial level*

With respect to the MO Stock, $ , which is 80% of its initial level*

With respect to the PG Stock, $ , which is 80% of its initial level*

Call threshold level:

With respect to the JNJ Stock, $ , which is 100% of its initial level

With respect to the MO Stock, $ , which is 100% of its initial level

With respect to the PG Stock, $ , which is 100% of its initial level

Redemption determination dates:

August 4, 2027, September 1, 2027, October 4, 2027, November 3, 2027, December 2, 2027, January 4, 2028, February 2, 2028, March 2, 2028, April 4, 2028, May 3, 2028, June 2, 2028, July 3, 2028, August 2, 2028, September 1, 2028, October 4, 2028, November 2, 2028, December 4, 2028, January 3, 2029, February 2, 2029, March 2, 2029, April 4, 2029, May 2, 2029, June 4, 2029, July 3, 2029, August 2, 2029, September 4, 2029, October 3, 2029, November 2, 2029, December 4, 2029, January 2, 2030, February 4, 2030, March 4, 2030, April 3, 2030, May 2, 2030, June 4, 2030, July 2, 2030, August 2, 2030, September 4, 2030, October 2, 2030, November 4, 2030, December 4, 2030, January 2, 2031, February 4, 2031, March 4, 2031, April 2, 2031, May 2, 2031, June 4, 2031 and July 1, 2031, subject to postponement for non-trading days and certain market disruption events

First redemption determination date:	August 4, 2027. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Early redemption dates:

August 9, 2027, September 7, 2027, October 7, 2027, November 8, 2027, December 7, 2027, January 7, 2028, February 7, 2028, March 7, 2028, April 7, 2028, May 8, 2028, June 7, 2028, July 7, 2028, August 7, 2028, September 7, 2028, October 10, 2028, November 7, 2028, December 7, 2028, January 8, 2029, February 7, 2029, March 7, 2029, April 9, 2029, May 7, 2029, June 7, 2029, July 9, 2029, August 7, 2029, September 7, 2029, October 9, 2029, November 7, 2029, December 7, 2029, January 7, 2030, February 7, 2030, March 7, 2030, April 8, 2030, May 7, 2030, June 7, 2030, July 8, 2030, August 7, 2030, September 9, 2030, October 7, 2030, November 7, 2030, December 9, 2030, January 7, 2031, February 7, 2031, March 7, 2031, April 7, 2031, May 7, 2031, June 9, 2031 and July 7, 2031

Observation dates:	Monthly, three business days before each coupon payment date, subject to postponement for non-trading days and certain market disruption events.
Coupon payment dates:

Monthly, on the 7th calendar day of each month. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to the coupon payment made on that succeeding business day. The coupon payment with respect to the final interest period shall be made on the maturity date. The expected coupon payment dates are set forth under “Observation Dates and Coupon Payment Dates” below.

Initial level:

With respect to the JNJ Stock, $ , which is its closing level on the strike date

With respect to the MO Stock, $ , which is its closing level on the strike date

With respect to the PG Stock, $ , which is its closing level on the strike date

Final level:	With respect to each underlier, the closing level on the final observation date
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.
CUSIP:	61781DAA6
ISIN:	US61781DAA63
Listing:	The notes will not be listed on any securities exchange.
*As necessary, calculated levels will be rounded to three decimal places.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
September 2, 2026	September 8, 2026
October 2, 2026	October 7, 2026
November 4, 2026	November 9, 2026
December 2, 2026	December 7, 2026
January 4, 2027	January 7, 2027
February 3, 2027	February 8, 2027
March 3, 2027	March 8, 2027
April 2, 2027	April 7, 2027
May 4, 2027	May 7, 2027
June 2, 2027	June 7, 2027
July 1, 2027	July 7, 2027
August 4, 2027	August 9, 2027
September 1, 2027	September 7, 2027
October 4, 2027	October 7, 2027
November 3, 2027	November 8, 2027
December 2, 2027	December 7, 2027
January 4, 2028	January 7, 2028
February 2, 2028	February 7, 2028
March 2, 2028	March 7, 2028
April 4, 2028	April 7, 2028
May 3, 2028	May 8, 2028
June 2, 2028	June 7, 2028
July 3, 2028	July 7, 2028
August 2, 2028	August 7, 2028
September 1, 2028	September 7, 2028
October 4, 2028	October 10, 2028
November 2, 2028	November 7, 2028
December 4, 2028	December 7, 2028
January 3, 2029	January 8, 2029
February 2, 2029	February 7, 2029
March 2, 2029	March 7, 2029
April 4, 2029	April 9, 2029
May 2, 2029	May 7, 2029
June 4, 2029	June 7, 2029
July 3, 2029	July 9, 2029
August 2, 2029	August 7, 2029
September 4, 2029	September 7, 2029
October 3, 2029	October 9, 2029
November 2, 2029	November 7, 2029
December 4, 2029	December 7, 2029
January 2, 2030	January 7, 2030
February 4, 2030	February 7, 2030
March 4, 2030	March 7, 2030
April 3, 2030	April 8, 2030
May 2, 2030	May 7, 2030
June 4, 2030	June 7, 2030
July 2, 2030	July 8, 2030
August 2, 2030	August 7, 2030
September 4, 2030	September 9, 2030
October 2, 2030	October 7, 2030
November 4, 2030	November 7, 2030
December 4, 2030	December 9, 2030

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Observation Dates	Coupon Payment Dates
January 2, 2031	January 7, 2031
February 4, 2031	February 7, 2031
March 4, 2031	March 7, 2031
April 2, 2031	April 7, 2031
May 2, 2031	May 7, 2031
June 4, 2031	June 9, 2031
July 1, 2031	July 7, 2031
August 4, 2031 (final observation date)	August 7, 2031 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. Our estimate of the value of the notes as determined on the pricing date will be within the range specified on the cover hereof and will be set forth on the cover of the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level and coupon barrier level for each underlier will be determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:	With respect to the JNJ Stock, $100.00* With respect to the MO Stock, $100.00* With respect to the PG Stock, $100.00*
Hypothetical call threshold level:

With respect to the JNJ Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the MO Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the PG Stock, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the JNJ Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the MO Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the PG Stock, $80.00, which is 80% of its hypothetical initial level

Contingent coupon:

8.25% per annum (corresponding to approximately $6.875 per interest period per note). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $6.875 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level			Early Redemption Payment
	JNJ Stock	MO Stock	PG Stock
Hypothetical Redemption Determination Date #1	$65.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$110.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$120.00 (greater than or equal to its call threshold level)

$1,000 + $6.875 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level			Payment per Note
	JNJ Stock	MO Stock	PG Stock
Hypothetical Observation Date #1	$90.00 (greater than or equal to its coupon barrier level)	$95.00 (greater than or equal to its coupon barrier level)	$100.00 (greater than or equal to its coupon barrier level)	$6.875
Hypothetical Observation Date #2	$65.00 (less than its coupon barrier level)	$65.00 (less than its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	$110.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)

$1,000 + $6.875 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the notes will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the notes are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the notes.

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity.

	Final Level			Payment at Maturity per Note
	JNJ Stock	MO Stock	PG Stock
Example #1	$110.00 (greater than or equal to its coupon barrier level)	$130.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)

$1,000 + $6.875 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” above.

Example #2	$65.00 (less than its coupon barrier	$110.00 (greater than or equal to	$105.00 (greater than or equal to	$1,000

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Contingent Income Auto-Callable Notes

level)	its coupon barrier level)	its coupon barrier level)

In example #1, the final level of each underlier is greater than or equal to its coupon barrier level. Therefore, investors receive at maturity the stated principal amount plus the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its coupon barrier level. Therefore, investors receive at maturity the stated principal amount. No contingent coupon will be paid with respect to the final observation date.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not provide for the regular payment of interest. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the

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Contingent Income Auto-Callable Notes

closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

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Contingent Income Auto-Callable Notes

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

￭You may be required to recognize an amount of taxable income in a year that exceeds the coupon payments received in that year. It is possible that the securities offered by this pricing supplement could be treated for U.S. federal income tax purposes as contingent payment debt instruments. If you are a U.S. investor in a security, under the treatment of a security as a contingent payment debt instrument, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Therefore, if contingent payment debt instrument treatment applies to the securities, the amount of taxable income you are required to recognize in a given taxable year could exceed the amount of coupon payments you receive in that year. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), the notes are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on your investment than if the notes were linked to just one underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Historical Information

Johnson & Johnson Overview

Bloomberg Ticker Symbol: JNJ

Johnson & Johnson is engaged in the research and development, manufacture and sale of a range of products in the health-care field. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-03215 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the JNJ Stock on July 22, 2026 was $255.63. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

JNJ Stock Daily Closing Levels January 1, 2021 to July 22, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Altria Group, Inc. Overview

Bloomberg Ticker Symbol: MO

Altria Group, Inc. is a holding company that, through its subsidiaries, manufactures and sells cigarettes, tobacco products and wine. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-08940 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the MO Stock on July 22, 2026 was $72.17. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

MO Stock Daily Closing Levels January 1, 2021 to July 22, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

The Procter & Gamble Company Overview

Bloomberg Ticker Symbol: PG

The Procter & Gamble Company provides branded consumer packaged goods. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-00434 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the PG Stock on July 22, 2026 was $149.13. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

PG Stock Daily Closing Levels January 1, 2021 to July 22, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:	With respect to the JNJ Stock, Johnson & Johnson With respect to the MO Stock, Altria Group, Inc. With respect to the PG Stock, The Procter & Gamble Company
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

The securities should be treated as debt instruments for U.S. federal income tax purposes. Based on market conditions as of the pricing date, the securities could be treated for U.S. federal income tax purposes as (i) variable rate debt instruments (“VRDIs”) or (ii) contingent payment debt instruments (“CPDIs”), and the final pricing supplement will give further information on this issue.

If the securities are treated as VRDIs, as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Variable Rate Debt Instruments” in the accompanying tax supplement, all stated interest on the securities will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

If the securities are treated as CPDIs, as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Contingent Payment Debt Instruments” in the accompanying tax supplement, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Upon a taxable disposition of a security, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the security. You generally must treat any income realized on the taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an Internal Revenue Service (the “IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $ per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each note from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the notes. MS & Co., an affiliate of the Issuer, may pay a third party data analytics

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

provider a fee of $0.50 for each note sold in this offering. MS & Co. is obtaining these analytics at the request of the third party dealer involved with this offering with the third party dealer also designated as a permitted user of the relevant analytics. The Issuer and MS & Co. make no representations or warranties as to use or fitness of the analytics and MS & Co. specifically disclaims liability relating to the analytics.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the tax supplement or in the prospectus. Each of the product supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.